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EXHIBIT 10(7)


[LOGO]

                                Aended and Restated                            O
                              Pharmacia Corporation                            C
                               Operations Committee                            I
                                     Incentive Plan                            P



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Pharmacia Corporation Operations Committee Incentive Plan

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1.   Plan Objective

The Pharmacia Corporation (the "Company") hereby amends and restates its Operations Committee Incentive Plan (alternatively referred to as the "OCTP" or the "Plan") which is designed to encourage results-oriented actions on the part of members of the Operations Committee ("OC") of the Company. The Plan is intended to align closely financial rewards with the achievement of specific performance objectives.

2.   Eligibility

All management employees of the Company and its subsidiaries who are "Pharma" members of the OC are eligible to participate in the Plan. The Administrator (as defined in Section 3 below) shall select the management employees who shall participate in the Plan (the "Participants").

3.   Administration

     (a) The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee") with respect to employees who are elected officers of the Company ("Elected Officers"), and the Plan shall be administered by the Chief Executive Officer of the Company ("CEO") with respect to all other employees. The CEO may delegate his authority to administer the Plan to an individual or other committee. The term "Administrator" shall mean the Committee, as applied to Elected Officers, and the CEO or an individual or committee to which authority has been delegated, as applied to all other employees.

     (b) The Administrator shall have full power and authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to select Participants for the Plan, to determine each Participant's target award, performance goals and final award, to make all factual and other determinations in connection with the Plan, and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate. Only the Committee shall take the foregoing actions with respect to Elected Officers.

     (c) All powers of the Administrator shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. The Administrator's administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Company and all employees of the Company, including the Participants and their respective beneficiaries.

4.   Target Awards and Performance Goals

     (a) At the beginning of each plan year designated by the Administrator (a "Plan Year"), the Administrator shall establish for each Participant a target incentive award, which shall be expressed as a dollar amount, a percentage of salary or otherwise. The Administrator shall establish for each



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Elected Officer a maximum award that may be paid for the Plan Year. The maximum award amount for Elected Officers will remain fixed for the entire Plan Year and may not be increased based on an increase in salary during the Plan Year or otherwise. The target awards will be based on a number of factors, including but not limited to:

o Market competitiveness of the position
o Job level
o Base salary level
o Past individual performance
o Expected contribution to future Company performance and business impact

     (b) At the beginning of each Plan Year, the Administrator shall establish for each Participant performance goals that must be met in order for an award to be payable for the Plan Year. The Administrator shall establish in writing (i) the performance goals that must be met, (ii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iii) any other conditions that the Administrator deems appropriate and consistent with the Plan and, in the case of Elected Officers, Section 162(m) of the Code. The Administrator shall establish objective performance goals for each Participant related to the Participant's business unit or the performance of the Company and its parents, subsidiaries and affiliates as a whole, or any combination of the foregoing. The Administrator may also establish subjective performance goals for Participants; provided that, for Elected Officers, the subjective performance goals may only be used to reduce, and not increase, the award otherwise payable under the Plan. The Company shall notify each Participant of his or her target award and the performance goals for the Plan Year.

     (c) The objectively determinable performance goals shall be based on one or more of the following criteria related to the Participant's business unit or the performance of the Company and its parents, subsidiaries and affiliates as a whole, or any combination of the foregoing: stock price, earnings per share, net earnings, operating or other earnings, profits, revenues, net cash flow, financial return ratios, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, drug discovery or other scientific goals, pre-clinical or clinical goals, regulatory approvals, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, or strategic partnerships.

     (d) For Elected Officers, the Administrator must establish the target awards and performance goals no later than the earlier of (i) 90 days after the beginning of the Plan Year or (ii) the date on which 25% of the Plan Year has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The performance goals for each Elected Officer for each Plan Year are intended to satisfy the requirements for "qualified performance-based compensation" under section 162(m) of the Code, including the requirement that the achievement of the performance goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met.

     (e) Each Participant will earn an award for a Plan Year based on the achievement of the performance goals established by the Administrator. The Administrator may adjust, upward or downward, the award for each Participant who is not an Elected Officer, based on the Administrator' s determination of the Participant's achievement of personal and other performance




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goals established by the Administrator and other factors as the Administrator determines. The Administrator may reduce (but not increase) the award for each Elected Officer based on the Administrator's determination of the Participant's achievement of personal and other performance goals established by the Administrator and other factors as the Administrator determines. The Administrator shall not be authorized to increase the amount of any award of an Elected Officer that Would otherwise be payable pursuant to the terms of the Plan.

     (f) The maximum award that a Participant may receive for any Plan Year is $12,000,000.

5.   Payment of Incentive Awards

     (a) The Administrator shall certify and announce to the Participants the awards that will be paid by the Company as soon as practicable following the final determination of the Company's financial results for the Plan Year. Payment of the awards certified by the Administrator shall be made in a single lump sum cash payment as soon as practicable following the close of the Plan Year, but in any event within 120 days after the close of the Plan Year.

     (b) Participants must be employed on the last day of the Plan Year to be eligible for an award from the Plan, except as described in subsections (c) and
(d) below.

     (c) Participants who terminate employment prior to the last day of the Plan Year will not be eligible for any award payment for that Plan Year, except as the Administrator may otherwise determine. Unless the Administrator determines otherwise:

          (i) Participants who die or who retire under a Company-sponsored retirement program during the Plan Year will be eligible for a pro-rated award based on the achievement of the performance goals for the Plan Year and appropriate adjustment as described in Section 4. The pro-rated award will be calculated from the date when they became eligible for the Plan to the date of death or retirement. Payment will be made in a single payment at the same time as all other incentive awards for the Plan Year are distributed. In the case of the death of a Participant, any award payable to the Participant shall be paid to his or her beneficiary. For this purpose, the Company will use the beneficiary named under the Company-sponsored life insurance plan. If no life insurance beneficiary is designated, the beneficiary will be the decedent's estate.

          (ii) Participants who leave the Company under a Company-sponsored disability program, separation program (other than in the case of termination for cause) or other program approved by the Management Committee will be eligible for a pro-rated award based on achievement of the performance goals for the year and appropriate adjustment as described in Section 4. The awards will be calculated from the date when they became eligible for the Plan to the effective date of separation. Payment will be made in a single payment at the same time as all other incentive awards for the Plan Year are distributed.

     (d) For any Plan Year in which a change in control occurs, which shall mean the consummation of a transaction approved by stockholders of the Company as described in Section 13(c) or (d) of the Company's 2001 Long Term Incentive Plan (a "Change in Control"), Participants will immediately vest in an pro-rated annual award, which will be calculated by the Administrator immediately prior to the date of the Change in Control and will be the greater of (i) the Participant's target incentive award or (ii) an award reflecting the current forecasted year end performance based on year-to-date performance of the Company as of the date of the Change in




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Control. In the event a Participant is terminated other than for cause after a change in control and prior to the payment of the pro-rated annual award, such pro-rated award shall be paid within 10 days of such termination.

     (e) The Administrator may establish appropriate terms and conditions to accommodate newly hired and transferred employees, consistent, in the case of Elected Officers, with Section 162(m) of the Code.

6.   Changes to Performance Goals and Target Awards

At any time prior to the final determination of awards, for Participants other than Elected Officers, the Administrator may adjust the performance goals and target awards to reflect a change in corporate capitalization (such as a stock split or stock dividend), or a corporate transaction (such as a merger, consolidation, separation, reorganization or partial or complete liquidation), or to reflect equitably the occurrence of any extraordinary event, any change in applicable accounting rules or principles, any change in the Company's method of accounting, any change in applicable law, any change due to any merger, consolidation, acquisition, reorganization, stock split, stock dividend, combination of shares or other changes in the Company's corporate structure or shares, or any other change of a similar nature. The Administrator may make the foregoing adjustments with respect to Elected Officers' awards to the extent the Administrator deems appropriate, considering the requirements of Section 162(m) of the Code.

7. Amendments and Termination

     (a) The Company may at any time amend or terminate the Plan by action of the Committee; provided, however, that the Committee shall not amend the Plan without stockholder approval if such approval is required by Section 162(m) of the Code. Without limiting the foregoing, the Company, by action of the Administrator, shall have the right to modify the terms of the Plan as may be necessary or desirable to comply with the laws or local customs of countries in which the Company operates or has employees. Notwithstanding the foregoing, the Plan may not be terminated or amended or modified within two years of a Change in Control in a manner which would adversely affect any vested awards.

     (b) The Plan must be reapproved by the stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the Plan, if required by Section 162(m) of the Code or the regulations thereunder.

8.   Miscellaneous Provisions

     (a) This Plan is not a contract between the Company and the Participant. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Participant any right to be retained in the employ of the Company or any of its subsidiaries. Nothing in the Plan, and no action taken pursuant to the Plan, shall affect the right of the Company to terminate a Participant's employment at any time and for any or no reason. Except as provided in Section 7(a), the Company is under no obligation to continue the Plan.

     (b) A Participant's right and interest under the Plan may not be assigned or transferred, except as provided in Section 5(c) of the Plan upon death, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company's sole discretion, the Company's obligation




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under the Plan to pay awards with respect to the Participant. The Company's obligations under the Plan may be assigned to any corporation which acquires all or substantially all of the Company's assets or any corporation into which the Company may be merged or consolidated.

     (c) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of awards. The Company's obligations hereunder shall constitute a general, unsecured obligation, awards shall be paid solely out of the Company's general assets, and no Participant shall have any right to any specific assets of the Company.

     (d) The Company shall have the right to deduct from awards any and all federal, state and local taxes or other amounts required by law to be withheld.

     (e) It Is the intent of the Company that the Plan and awards under the Plan for Elected Officers comply with the applicable provisions of sections 162(m) of the Code. To the extent that any legal requirement of Section 162(m) of the Code as set forth in the Plan ceases to be required under Section 162(m) of the Code, that Plan provision shall cease to apply.

     (f) The Company's obligation to pay compensation as herein provided is subject to any applicable orders, rules or regulations of any government agency or office having authority to regulate the payment of wages, salaries, and other forms of compensation.

     (g) The validity, construction, interpretation and effect of the Plan shall exclusively be governed by and determined in accordance with the laws of the State of Delaware.


















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